EXHIBIT (24.1)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint DOUGLAS M. BAKER, JR., JAMES J. SEIFERT and THEODORE D. HERZOG, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to the Annual Report on Form 10-K of Ecolab Inc. for the fiscal year ended December 31, 2015, and all amendments thereto, provided that the Annual Report and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 26th day of February, 2016.

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Carl M. Casale
Carl M. Casale

/s/Stephen I. Chazen
Stephen I. Chazen

/s/Jeffrey M. Ettinger
Jeffrey M. Ettinger

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Joel W. Johnson
Joel W. Johnson

/s/Michael Larson
Michael Larson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/David W. MacLennan
David W. MacLennan

/s/Tracy B. McKibben
Tracy B. McKibben

/s/Victoria J. Reich
Victoria J. Reich

/s/ Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/John J. Zillmer
John J. Zillmer